Exhibit 99.1

CONTACT

James Mead

Chief Financial Officer

-and-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

THIRD QUARTER 2012 FFO OF $1.14 PER SHARE BEFORE TRANSACTION
COSTS AND EPS OF $0.09 PER SHARE

Financial and Operating Highlights

•                  Third quarter FFO of $1.14 per diluted share before transaction related costs of $0.02 per diluted share compared to prior year FFO of $1.01 per diluted share before transaction related costs of $0.01 per diluted share.

•                  Third quarter net income attributable to common stockholders of $0.09 per diluted share compared to prior year net income of $0.08 per diluted share.

•                  Combined same-store cash NOI increased 4.7 percent for the quarter compared to the prior year, an increase of $7.7 million.

•                  Signed 60 Manhattan leases totaling 471,267 square feet during the third quarter.  The mark-to-market on office leases signed in Manhattan was 2.7 percent higher in the third quarter than the previously fully escalated rents on the same office spaces.

•                  Completed the lease-up and repositioning of 100 Church Street, which is now 97.0 percent leased.  The Company obtained ownership in the 1.0 million square foot building located in downtown Manhattan which was 58.7 percent vacant in January 2010.  The latest lease was for 131,946 square feet to The City of New York.

•                  Quarter-end occupancy of 93.3 percent in stabilized Manhattan same-store properties compared to 93.5 percent in the corresponding quarter in the prior year and 93.0 percent at December 31, 2011.

•                  Signed 31 Suburban leases totaling 160,255 square feet during the third quarter.  The mark-to-market on office leases signed in the Suburbs was 2.4 percent lower in the third quarter than the previously fully escalated rents on the same office spaces.

•                  Quarter-end occupancy of 81.5 percent in the Suburban portfolio compared to 82.2 percent in the corresponding quarter in the prior year and 82.4 percent at June 30, 2012.

Investing Highlights

•                  Acquired the 267,000 square foot office buildings located at 635-641 Sixth Avenue for $173.0 million, or $648 per square foot. Office occupancy at 641 Sixth Avenue is 100 percent and the 635 Sixth Avenue office space will be redeveloped in order to reposition it for high quality tenancy.

•                  The Company, together with an affiliate of Blackstone Real Estate Partners VII, Gramercy Capital Corp. (NYSE: GKK) and Square Mile Capital Management LLC, formed a joint venture to recapitalize a 31-property, 4.5-million-square-foot office portfolio in southern California.

•                  Formed a joint venture with Harel Insurance and Finance and the Naftali Group to develop a dormitory tower for Pace University at 33 Beekman Street in downtown Manhattan.  The joint venture, in which the Company holds a 45.9 percent interest, acquired the development site for $31.2 million.

•                  Closed on the sale of a 214,372 square foot office condominium at 3 Columbus Circle to Young & Rubicam for $143.6 million. This transaction was part of a 340,000 square foot commitment by Young & Rubicam, which included a lease for 124,760 square feet and which was subsequently expanded by 34,634 square feet.

Financing Highlights

•                  Issued 6.50 percent Series I Cumulative Redeemable Preferred Stock generating net proceeds to the Company of $222.2 million, redeemed the entire $100.0 million, 7.875 percent Series D Cumulative Redeemable Preferred Stock and redeemed $100.0 million of the 7.625 percent Series C Cumulative Redeemable Preferred Stock.

•                  Closed on a $175.0 million financing with a 1-year term and a 1-year extension option. This facility, which is secured by select assets in the Company’s debt portfolio, bears interest at 300 basis points over LIBOR and was unfunded as of September 30, 2012.

•                  Recapitalized the Meadows, a New Jersey office complex. This recapitalization resulted in the Company having a 50 percent ownership in the complex and recognizing $10.8 million of additional income.

Summary

New York, NY, October 24, 2012 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $104.8 million, or $1.12 per diluted share, for the quarter ended September 30, 2012, compared to $87.9 million, or $1.00 per diluted share, for the same quarter in 2011.

Net income attributable to common stockholders totaled $7.7 million, or $0.09 per diluted share, for the quarter ended September 30, 2012, compared to $7.1 million, or $0.08 per diluted share, for the same quarter in 2011.

Operating and Leasing Activity

For the third quarter of 2012, the Company reported revenues and operating income of $361.4 million and $204.7 million, respectively, compared to $306.6 million and $162.3 million, respectively, for the same period in 2011. For the nine months ended September 30, 2012, the Company reported revenues and operating income of $1.0 billion and $653.7 million, respectively, compared to $934.6 million and $534.9 million, respectively, for the same period in 2011.

Same-store NOI on a combined basis increased by 0.4 percent to $575.3 million for the nine months ended September 30, 2012, after giving consideration to 1515 Broadway and 521 Fifth Avenue as consolidated properties, as compared to the same period in 2011. Consolidated property same-store NOI increased by 0.2 percent to $499.7 million and unconsolidated joint venture property same-store NOI increased 1.7 percent to $75.7 million.

Same-store cash NOI on a combined basis increased by 5.4 percent to $516.1 million for the nine months ended September 30, 2012, after giving consideration to 1515 Broadway and 521 Fifth Avenue as consolidated properties, as compared to the same period in 2011. Consolidated property same-store cash NOI increased by 5.7 percent to $443.9 million and unconsolidated joint venture property same-store cash NOI increased 3.7 percent to $72.3 million.

Occupancy for the Company’s stabilized, same-store Manhattan portfolio at September 30, 2012 was 93.3 percent as compared to 93.5 percent at September 30, 2011 and 93.2 percent at June 30, 2012.  During the quarter, the Company signed 47 office leases in its Manhattan portfolio totaling 412,407 square feet.  Eighteen leases totaling 306,837 square feet represented office leases that replaced previous vacancy, and 29 office leases comprising 105,570 square feet had average starting rents of $50.07 per rentable square foot, representing a 2.7 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the third quarter was 12.0 years and average tenant concessions were 4.8 months of free rent with a tenant improvement allowance of $41.53 per rentable square foot.

During the quarter, 215,337 square feet of office leases commenced in the Manhattan portfolio, 97,524 square feet of which represented office leases that replaced previous vacancy, and 117,813 square feet of which represented office leases that had average starting rents of $48.73 per rentable square foot, representing a 7.4 percent decrease over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 81.5 percent at September 30, 2012, as compared to 82.2 percent at September 30, 2011 and 82.4 percent at June 30, 2012.

During the quarter, the Company signed 27 office leases in the Suburban portfolio totaling 158,614 square feet.  Ten leases totaling 41,753 square feet represented office leases that replaced previous vacancy, and 17 office leases comprising 116,861 square feet had average starting rents of $30.98 per rentable square foot, representing a 2.4 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the third quarter was 6.4 years and average tenant concessions were 3.8 months of free rent with a tenant improvement allowance of $14.46 per rentable square foot.

During the quarter, 134,737 square feet of office leases commenced in the Suburban portfolio, 52,998 square feet of which represented office leases that replaced previous vacancy, and 81,739 square feet of which represented office leases that had average starting rents of $31.89 per rentable square foot, representing a 1.8 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the third quarter included:

•                  New lease on 131,946 square feet with The City of New York for 20.8 years at 100 Church Street;

•                  New lease on 37,901 square feet with Capital One, N.A for 4.5 years at 280 Park Avenue;

•                  New lease on 34,634 square feet with Young & Rubicam, Inc. for 20.1 years at 3 Columbus Circle;

•                  New lease on 27,342 square feet with Alterra Insurance USA for 7.3 years at 1185 Avenue of the Americas;

•                  New lease on 20,512 square feet with San Ash New York Megastores LLC for 15.8 years at 333 West 34th Street; and

•                  New lease on 22,798 square feet with Merit Direct for 10.9 years at 1100 King Street, Westchester County, NY.

Marketing, general and administrative, or MG&A, expenses for the quarter ended September 30, 2012 were $20.6 million, or 5.0 percent of total revenues including the Company’s share of joint venture revenue compared to $18.9 million, or 5.3 percent for the quarter ended September 30, 2011.

Real Estate Investment Activity

In September 2012, the Company acquired the 267,000 square foot office buildings located at 635-641 Sixth Avenue for $173.0 million, or $648 per square foot. Office occupancy at 641 Sixth Avenue is 100 percent and the 635 Sixth Avenue office space will be redeveloped in order to reposition it for high quality tenancy.

In September 2012, the Company, together with an affiliate of Blackstone Real Estate Partners VII, Gramercy Capital Corp. and Square Mile Capital Management LLC, formed a joint venture to recapitalize a 31-property, 4.5-million-square-foot office portfolio in southern California. Following the recapitalization, Blackstone became the majority owner of the joint venture, with Equity Office Properties, a Blackstone affiliate, being responsible for the portfolio’s management and leasing. Prior to the recapitalization, the Company held $26.7 million in mezzanine and preferred equity positions in the entity that owned the portfolio. The new joint venture extended the $678.8 million mortgage secured by the portfolio for a term of 2 years with a 1-year extension option.

In August 2012, the Company formed a joint venture with Harel Insurance and Finance and the Naftali Group to develop a dormitory tower for Pace University at 33 Beekman Street in downtown Manhattan.  Pace University will lease the entire building under a long-term net lease agreement. The joint venture, in which the Company holds a 45.9 percent interest, acquired the development site for $31.2 million. Simultaneous with the closing, the joint venture also closed on a 5-year $75.0 million construction loan which bears interest at 275 basis points over LIBOR.

In September 2012, the Company, along with the Moinian Group, its joint venture partner, closed on the sale of a 214,372 square foot office condominium at 3 Columbus Circle to Young and Rubicam for a gross sale price of $143.6 million.  This transaction was part of a 340,000 square foot commitment by Young & Rubicam, which included a lease for 124,760 square feet.

In July 2012, the Company, along with its joint venture partner, sold One Court Square for a gross sale price of $481.1 million.  The transaction included the assumption by the purchaser of $315.0 million of existing debt. The Company, a 30 percent owner in the joint venture, received approximately $44.3 million of net proceeds from the sale.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $1.1 billion at September 30, 2012.  During the third quarter, the Company purchased and originated new debt and preferred equity investments totaling $203.3 million, all of which are collateralized by New York City commercial office properties, and recorded $125.0 million of principal reductions from investments that were sold, repaid or otherwise resolved. The debt and preferred equity investment portfolio had a weighted average maturity of 2.6 years as of September 30, 2012 and had a weighted average yield during the quarter ended September 30, 2012 of 9.6 percent.

Financing and Capital Activity

In July 2012, the Company redeemed the entire $100.0 million, 7.875 percent Series D Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share of preferred stock plus $0.4922 in accumulated and unpaid dividends through July 14, 2012.

In August 2012, the Company issued 6.50 percent Series I Cumulative Redeemable Preferred Stock generating net proceeds to the Company of $222.2 million.

In September 2012, the Company redeemed $100.0 million of its outstanding shares of 7.625 percent Series C Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share of preferred stock plus $0.3707 in accumulated and unpaid dividends through September 24, 2012. Following the redemption, the Company has 7.7 million  shares of Series C Preferred Stock outstanding.

In September 2012, the Company closed on a $175.0 million financing with a 1-year term and a 1-year extension option. This facility, which is secured by select assets in the Company’s debt portfolio, bears interest at 300 basis points over LIBOR and was unfunded as of September 30, 2012.

In August 2012, the Company, along with its joint venture partner, recapitalized the Meadows, a New Jersey office complex. The recapitalization resulted in the Company having a 50 percent ownership in the complex and recognizing $10.8 million of additional income.  As part of the recapitalization the property was encumbered by a new $60.0 million mortgage with a 3-year term and a 1-year extension option, which bears interest at 575 basis point over LIBOR, subject to a 2 percent floor.

Dividends

During the third quarter of 2012, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.25 per share of common stock, which was paid on October 15, 2012 to stockholders of record on the close of business on September 28, 2012;

•                  $0.4766 per share on the Company’s Series C Preferred Stock for the period July 15, 2012 through and including October 14, 2012, which was paid on October 15, 2012 to stockholders of record on the close of business on September 28, 2012, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.9064 per share; and

•                  $0.2934 per share on the Company’s Series I Preferred Stock for the period August 10, 2012 through and including October 14, 2012, which was paid on October 15, 2012 to stockholders of record on the close of business on September 28, 2012, and reflects the regular pro-rated quarterly dividend which is the equivalent of annualized dividend of $1.625 per share.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 25, 2012 at 2:00 pm EDT to discuss the financial results.

The Supplemental Package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section.

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 866.543.6408 Domestic or 617.213.8899 International, using pass-code “SL Green.”

A replay of the call will be available through November 1, 2012 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 51675606.

Annual Institutional Investor Conference

The Company will host its Annual Institutional Investor Conference on Monday, December 3, 2012.  Details of the event will be provided via email the week of October 29, 2012.  To be added to the Conference’s email distribution list or to pre-register, please email SLG2012@slgreen.com.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2012, SL Green owned interests in 77 Manhattan properties totaling 39.3 million square feet. This included ownership interests in 27.5 million square feet of commercial properties and debt and preferred equity investments secured by 11.8 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 0.5 million square feet. The Company also has ownership interests in 31 properties totaling 4.5 million square feet in southern California.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 and 12  of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York Metropolitan area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company’s control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental revenue, net	$281,496	$242,938	$810,001	$708,593
Escalation and reimbursement	42,804	39,176	126,050	104,446
Investment and preferred equity income	27,869	18,433	87,655	98,256
Other income	9,272	6,076	25,932	23,256
Total revenues	361,441	306,623	1,049,638	934,551
Expenses:
Operating expenses (including approximately $4,668 and $12,856 (2012) and $4,335 and $10,948 (2011) paid to affiliates)	83,980	69,093	226,168	191,792
Real estate taxes	53,595	44,915	157,662	128,957
Ground rent	8,874	8,463	26,570	24,110
Interest expense, net of interest income	85,828	74,603	248,292	207,042
Amortization of deferred financing costs	4,493	2,986	11,626	9,469
Depreciation and amortization	83,429	73,358	238,324	202,394
Loan loss and other investment reserves, net of recoveries	—	—	564	(1,870)
Transaction related costs	1,372	169	4,493	3,820
Marketing, general and administrative	20,551	18,900	61,469	61,375
Total expenses	342,122	292,487	975,168	827,089
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	19,319	14,136	74,470	107,462
Equity in net income (loss) from unconsolidated joint ventures	11,658	(2,728)	80,988	7,663
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/ real estate	(4,807)	3,032	11,987	3,032
Purchase price fair value adjustment	—	999	—	489,889
Gain (loss) on investment in marketable securities	2,237	—	2,237	(133)
Depreciable real estate reserves	—	—	5,789	—
Gain (loss) on early extinguishment of debt	—	(67)	—	904
Income from continuing operations	28,407	15,372	175,471	608,817
Net income from discontinued operations	223	1,116	145	4,665
Gain on sale of discontinued operations	—	—	6,627	46,085
Net income	28,630	16,488	182,243	659,567
Net income attributable to noncontrolling interests in the operating partnership	(567)	(169)	(4,876)	(13,946)
Preferred unit distributions	(571)	—	(1,533)	—
Net income attributable to noncontrolling interests in other partnerships	(1,835)	(1,695)	(6,792)	(8,564)
Net income attributable to SL Green	25,657	14,624	169,042	637,057
Preferred stock redemption costs	(10,010)	—	(10,010)	—
Preferred stock dividends	(7,915)	(7,545)	(23,004)	(22,634)
Net income attributable to SL Green common stockholders	$7,732	$7,079	$136,028	$614,423

Earnings Per Share (EPS)
Net income per share (Basic)	$0.09	$0.08	$1.53	$7.40
Net income per share (Diluted)	$0.09	$0.08	$1.52	$7.36

Funds From Operations (FFO)
FFO per share (Basic)	$1.12	$1.00	$4.16	$3.81
FFO per share (Diluted)	$1.12	$1.00	$4.14	$3.79

Basic ownership interest
Weighted average REIT common shares for net income per share	90,241	85,696	88,929	83,001
Weighted average partnership units held by noncontrolling interests	3,320	1,912	3,188	1,876
Basic weighted average shares and units outstanding for FFO per share	93,561	87,608	92,117	84,877

Diluted ownership interest
Weighted average REIT common share and common share equivalents	90,571	86,169	89,297	83,508
Weighted average partnership units held by noncontrolling interests	3,320	1,912	3,188	1,876
Diluted weighted average shares and units outstanding	93,891	88,081	92,485	85,384

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,937,866	$2,684,626
Buildings and improvements	7,438,364	7,147,527
Building leasehold and improvements	1,331,190	1,302,790
Property under capital lease	12,208	12,208
	11,719,628	11,147,151
Less accumulated depreciation	(1,339,324)	(1,136,603)
	10,380,304	10,010,548
Assets held for sale	91,574	76,562
Cash and cash equivalents	162,363	138,192
Restricted cash	143,058	86,584
Investment in marketable securities	21,549	25,323
Tenant and other receivables, net of allowance of $21,575 and $16,772 in 2012 and 2011, respectively	35,315	32,107
Related party receivables	—	4,001
Deferred rents receivable, net of allowance of $30,076 and $29,156 in 2012 and 2011, respectively	330,349	281,974
Debt and preferred equity investments, net of discount of $13,207 and $24,996 and allowance of $7,000 and $50,175 in 2012 and 2011, respectively	1,071,641	985,942
Investments in and advances to unconsolidated joint ventures	1,020,790	893,933
Deferred costs, net	253,137	210,786
Other assets	774,859	737,900
Total assets	$14,284,939	$13,483,852

Liabilities
Mortgages and other loans payable	$4,849,233	$4,314,741
Revolving credit facility	200,000	350,000
Senior unsecured notes	1,176,252	1,270,656
Accrued interest and other liabilities	100,528	126,135
Accounts payable and accrued expenses	147,452	142,428
Deferred revenue/gain	360,752	357,193
Capitalized lease obligation	17,167	17,112
Deferred land lease payable	18,833	18,495
Dividend and distributions payable	29,154	28,398
Security deposits	47,698	46,367
Liabilities related to assets held for sale	63,202	61,988
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,110,271	6,833,513

Commitments and contingencies	—	—
Noncontrolling interests in the operating partnership	265,093	195,030
Series G preferred units, $0.01 par value, $25.00 liquidation preference, 1,902 issued and outstanding at September 30, 2012	47,550	—
Series H preferred units, $0.01 par value, $25.00 liquidation preference, 80 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 7,700 and 11,700 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	180,340	274,022
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, none and 4,000 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	96,321
6.5% Series I perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at September 30, 2012	222,245	—
Common stock, $0.01 par value 160,000 shares authorized, 93,970 and 89,210 issued and outstanding at September 30, 2012 and December 31, 2011, respectively (inclusive of 3,607 and 3,427 shares held in Treasury at September 30, 2012 and December 31, 2011, respectively)	940	892
Additional paid-in capital	4,589,423	4,236,959
Treasury stock-at cost	(319,905)	(308,708)
Accumulated other comprehensive loss	(29,281)	(28,445)
Retained earnings	1,728,150	1,704,506
Total SL Green Realty Corp. stockholders’ equity	6,371,912	5,975,547
Noncontrolling interests in other partnerships	488,113	477,762
Total equity	6,860,025	6,453,309
Total liabilities and equity	$14,284,939	$13,483,852

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FFO Reconciliation:
Net income attributable to common stockholders	$7,732	$7,079	$136,028	$614,423
Add:
Depreciation and amortization	83,429	73,358	238,324	202,394
Discontinued operations depreciation adjustments	—	—	—	676
Joint venture depreciation and noncontrolling interest adjustments	6,669	9,865	22,176	23,174
Net income attributable to noncontrolling interests	2,402	1,864	11,668	22,510
Less:
Gain on sale of discontinued operations	—	—	6,627	46,085
Equity in net gain (loss) on sale of joint venture interest	(4,807)	3,032	11,987	3,032
Purchase price fair value adjustment	—	999	—	489,889
Depreciable real estate reserves	—	—	5,789	—
Depreciation on non-rental real estate assets	220	242	697	667
Funds from Operations	104,819	87,893	383,096	323,504
Transaction related costs(1)	1,827	169	5,147	3,820
Funds from Operations before transaction related costs	$106,646	$88,062	$388,243	$327,324

(1)         Includes the Company’s share of joint venture transaction related costs.

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011	2012	2011
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	$19,319	$14,136	$—	$—

Equity in net income (loss) from joint ventures	11,658	(2,728)	11,658	(2,728)
Depreciation and amortization	83,429	73,358	15,342	15,541
Interest expense, net of interest income	85,828	74,603	19,901	23,118
Amortization of deferred financing costs	4,493	2,986	958	864
Gain (loss) on early extinguishment of debt	—	(67)	—	—
Operating income	$204,727	$162,288	$47,859	$36,795

Marketing, general & administrative expense	20,551	18,900	—	—
Net operating income from discontinued operations	750	1,946	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs	1,372	169	455	737

Non-building revenue	(31,877)	(20,883)	(14,335)	(3,697)
Equity in net (income) loss from joint ventures	(11,658)	2,728	—	—
(Gain) loss on early extinguishment of debt	—	67	—	—
Net operating income (NOI)	183,865	165,215	33,979	33,835	$217,844	$199,050

Net operating income from discontinued operations	(750)	(1,946)	—	—	(750)	(1,946)
NOI from other properties/affiliates	(20,070)	(611)	(8,420)	(7,293)	(28,490)	(7,904)
Same-Store NOI	$163,045	$162,658	$25,559	$26,542	$188,604	$189,200

Ground lease straight-line adjustment	285	105	—	—	285	105

Straight-line and free rent	(12,272)	(20,068)	(849)	(1,597)	(13,121)	(21,665)
Rental income — FAS 141	(4,241)	(3,990)	(488)	(346)	(4,729)	(4,336)
Same-store cash NOI	$146,817	$138,705	$24,222	$24,599	$171,039	$163,304

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011	2012	2011
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	$74,470	$107,462	$—	$—

Equity in net income (loss) from joint ventures	80,988	7,663	80,988	7,663
Depreciation and amortization	238,324	202,394	47,205	43,567
Interest expense, net of interest income	248,292	207,042	64,728	61,844
Amortization of deferred financing costs	11,626	9,469	2,755	3,901
Gain (loss) on early extinguishment of debt	—	904	—	—
Operating income	$653,700	$534,934	$195,676	$116,975

Marketing, general & administrative expense	61,469	61,375	—	—
Net operating income from discontinued operations	1,269	8,933	—	—
Loan loss and other investment reserves, net of recoveries	564	(1,870)	—	—
Transaction related costs	4,493	3,820	654	1,129

Non-building revenue	(98,085)	(107,424)	(89,458)	(5,736)
Equity in net income from joint ventures	(80,988)	(7,663)	—	—
(Gain) loss on early extinguishment of debt	—	(904)	—	—
Net operating income (NOI)	542,422	491,201	106,872	112,368	$649,294	$603,569

Net operating income from discontinued operations	(1,269)	(8,933)	—	—	(1,269)	(8,933)
NOI from other properties/affiliates	(41,499)	16,425	(31,202)	(37,987)	(72,701)	(21,562)
Same-Store NOI	$499,654	$498,693	$75,670	$74,381	$575,324	$573,074

Ground lease straight-line adjustment	854	493	—	—	854	493

Straight-line and free rent	(43,117)	(62,726)	(2,085)	(3,583)	(45,202)	(66,309)
Rental income — FAS 141	(13,539)	(16,457)	(1,335)	(1,124)	(14,874)	(17,581)
Same-store cash NOI	$443,852	$420,003	$72,250	$69,674	$516,102	$489,677

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	September 30,
	2012	2011
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	24,135	23,390
Portfolio percentage leased at end of period	93.7%	93.0%
Same-Store percentage leased at end of period	93.3%	93.5%
Number of properties in operation	35	31

Office square feet where leases commenced during quarter (rentable)	215,337	544,836
Average mark-to-market percentage-office	(7.4)%	4.0%
Average starting cash rent per rentable square foot-office	$48.73	$49.37

(1)  Includes wholly owned and joint venture properties.